Exhibit 15.1

August 30, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 20, 2018 on our review of interim financial information of Taylor, which appears in this Amendment No. 1 to this Current Report on Form 8-K of The Middleby Corporation, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-176233, 333-162957, 333-142588, and 333-128304) of The Middleby Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 185 Asylum Street, Suite 2400, Hartford, CT 06103-3404

T: (860) 241 7000, F: (860) 241 7590, www.pwc.com/us